UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1500 North Mantua Street
P.O. Box 5193
Kent, OH 44240
(Address of principal executive offices) (Zip Code)
(330) 673-9511
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On August 18, 2021, The Davey Tree Expert Company, as borrower (the “Company”), entered into a $325 million Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with the lending institutions party thereto, KeyBank National Association, as lead arranger, syndication agent and administrative agent (the “Agent”), and PNC Bank, National Association and Wells Fargo Bank, N.A., as co-documentation agents. The Credit Agreement replaces the $250 million credit agreement, dated as of October 6, 2017, by and among the Company, the lending institutions party thereto, KeyBank National Association, as lead arranger, syndication agent and administrative agent, and PNC Bank, National Association and Wells Fargo Bank, N.A., as co-documentation agents, as the same was amended, supplemented or otherwise modified from time-to-time prior to August 18, 2021, and extended the term of the Company’s revolving credit facility to August 18, 2026.
The Credit Agreement provides for a revolving credit commitment of $325 million, which includes a letter of credit commitment of $150 million and a swing line commitment of $30 million. Under certain circumstances, the Company may increase the revolving credit commitment amount to $425 million. Proceeds of borrowings under the Credit Agreement may be used for working capital, capital expenditures and other general corporate purposes.
Borrowings under the Credit Agreement shall bear interest at a rate per annum equal to, at the Company’s election, (a) LIBOR plus a margin of .875% to 1.50% that is adjusted based on the Company’s leverage ratio at the time of such borrowing or (b) the base rate. Fees payable by the Company under the Credit Agreement include a letter of credit fee (the margin applicable to LIBOR borrowings), a letter of credit fronting fee with respect to each letter of credit (.10%) and commitment fees on the average daily unused portion of the total revolving credit commitment (a range of .10% to .225%, based on the Company’s leverage ratio).
The Company’s payment obligations under the Credit Agreement are guaranteed by Davey Tree Surgery Company, a Delaware corporation, Wolf Tree, Inc., a Tennessee corporation, Davey Resource Group, Inc., a Delaware corporation, and Wetlands Studies and Solutions, Inc., a Virginia corporation, each of which is a subsidiary of the Company.

The Credit Agreement contains certain restrictive covenants customary for transactions of this type (subject to negotiated exceptions and baskets), including restrictions on the Company and its subsidiaries with respect to liens, indebtedness, investments and loans, acquisitions and mergers, sales of assets, and payments of dividends and stock repurchases. In addition, during the term of the Credit Agreement, the Company is required to maintain a maximum leverage ratio (not to exceed 3.00 to 1.00, with exceptions in case of material acquisitions) and a minimum interest coverage ratio (less than 3.00 to 1.00).
The Credit Agreement also provides for customary events of default with corresponding grace periods, including: (1) failure to pay principal, interest or fees under the Credit Agreement or a related note when due and payable; (2) failure to comply with other covenants and agreements contained in the Credit Agreement, subject in certain cases to notice thereof and the opportunity to cure such failures; (3) making false or erroneous representations and warranties; (4) certain defaults under other debt obligations of the Company; (5) material adverse events under the Employee Retirement Income Security Act of 1974; (6) money judgments, material adverse changes or events regarding the validity of the Credit Agreement or other loan documents; (7) a change in control; and (8) certain events of bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries. Upon the occurrence and during the continuation of an event of default, the lenders may, among other things, terminate the obligations to make loans and to issue letters of credit under the Credit Agreement, declare the Company’s obligations under the Credit Agreement to become due and payable and/or exercise any and all rights and remedies available under the Credit Agreement and applicable law.
Certain of the lenders and their affiliates are parties to the Company’s accounts receivable securitization facility, and have provided, from time-to-time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.
The foregoing description of the Credit Agreement is merely a summary of the terms and conditions of the Credit Agreement and does not purport to be a complete description of the agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Fourth Amended and Restated Credit Agreement among The Davey Tree Expert Company, as borrower, various lending institutions party thereto, as banks, KeyBank National Association, as lead arranger, syndication agent and administrative agent, and PNC Bank, National Association and Wells Fargo Bank, N.A., as co-documentation agents, dated as of August 18, 2021.

104	Cover Page Interactive Data File
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY
By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary
Date:August 23, 2021